UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2006

Modtech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25161	33-0825386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA		92571
(Address of Principal Executive Offices)		(Zip Code)

(951) 943-4014
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Following the May 4, 2006 partial conversion of the $25.9 million Senior Subordinated Secured Convertible Note issued by Modtech Holdings, Inc. (the "Company"), the Company, at the request of the note holder, reissued the note as a series of Senior Subordinated Secured Convertible Notes (the "Notes") for the remaining principal balance. On July 19, 2006, the Company issued 336,743 shares of its common stock (the "Conversion Shares") to the holder of the Notes pursuant to the conversion of one of the Notes in the principal amount of $2,633,333. The Conversion Shares were issued at the conversion price of $7.82 per share. The Company did not receive any gross proceeds from the issuance of the Conversion Shares.

The issuance of the Conversion Shares was made in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D of the Securities Act of 1933. The offer and sale of the securities was conducted without general solicitation or advertising and made only to a single offeree who represented that they were an "accredited investor" under Rule 501 of Regulation D. When issued, both the $25.9 million Senior Subordinate Secured Convertible Note and the replacement Notes bore a legend that restricted the transfer thereof and the underlying shares in accordance with applicable securities laws. The Conversion Shares have been registered for resale under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2006

Modtech Holdings, Inc.

by:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer